UNITED STATES SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT
Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of report (Date of earliest event reported):
April 8, 2019

Altice USA, Inc.
(Exact Name of Registrant as Specified in its Charter)

Delaware
(State of Incorporation)

No. 001-38126	No. 38-3980194
(Commission File Number)	(IRS Employer Identification Number)

1 Court Square West
Long Island City, New York	11101
(Address of principal executive offices)	(Zip Code)

(516) 803-2300
(Registrant’s telephone number, including area code)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))
Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company   ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act.    ☐

Item 5.02	Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

On April 8, 2019, David Connolly and Altice USA, Inc. (the “Company”) entered into a transition agreement (the “Transition Agreement”) pursuant to which Mr. Connolly resigned as Executive Vice President, General Counsel and Secretary, effective as of April 8, 2019 (the “Resignation Date”), and agreed to serve as a Senior Advisor to the Company’s Chief Executive Officer through March 31, 2020 (the “Separation Date”).

While employed as a Senior Advisor to the Company’s Chief Executive Officer, Mr. Connolly will (i) continue to receive his base salary as in effect immediately prior to his resignation, (ii) be entitled to a bonus of $240,000 for the 2019 calendar year, and (iii) be eligible to participate in the Company’s benefit plans subject to the terms thereof.  In addition, 50% of Mr. Connolly’s unvested carry units granted under the Neptune Management Limited Partnership Carry Plan will vest as of the Resignation Date.  Mr. Connolly’s previously granted Company stock options will continue to vest under the terms of the Altice USA 2017 Long Term Incentive Plan and his applicable award agreement.

Upon the Separation Date or, if earlier, upon a termination without Cause or a voluntarily resignation prior to March 15, 2020 approved by the Company’s Chief Executive Officer, Mr. Connolly will receive (i) $400,000, payable in accordance with normal payroll practices over a 12-month period, (ii) payment of his 2019 annual bonus, (iii) accelerated vesting of the remainder of his unvested carry units (other than upon a voluntary resignation), (iv) outplacement and employee assistance services, and (v) 3 months of Company-subsidized COBRA coverage.  Mr. Connolly’s entitlement to the payments and benefits described in the foregoing sentence are subject to his execution and non-revocation of a form separation agreement (the “Separation Agreement”).

Upon a termination due to death or disability, Mr. Connolly will be entitled to a pro-rata portion of his unvested carry units, based on the completed number of months between the Resignation Date and the Separation Date, subject to his execution and non-revocation of the Separation Agreement.

The Separation Agreement provides that Mr. Connolly will be subject to confidentiality covenants, as well as a 12-month post-termination covenant not to compete and not to solicit employees.  In addition, each of Mr. Connolly and the Company agree to release claims against, and not to disparage, the other party.

As of April 8, 2019, Michael Olsen is serving as Acting General Counsel and Secretary of the Company.  The above description of the Transition Agreement and Separation Agreement is a summary, and the full text of the agreements will be filed with the Company’s Quarterly Report on Form 10-Q for the period ending June 30, 2019.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

ALTICE USA, INC.

Dated: April 9, 2019	By:	/s/ Michael Olsen
Michael Olsen
Acting General Counsel and Secretary